FNX MINING COMPANY INC.

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March, 2004

In accordance with National Instrument 54-101, those shareholders who wish to be added to the Company's Supplemental Mailing List in order to receive the Company's unaudited interim Financial Statements, are requested to complete the following and forward it to FNX Mining Company Inc., 4th Floor, 56 Temperance Street, Toronto, Ontario, M5V 3V5.

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I HEREBY CERTIFY  that I am a Shareholder of the Company, and as such, request that you add me to your Supplemental Mailing List.

[Please P R I N T your name and address]

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[FIRST NAME]                                                          [LAST NAME]

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[APT. NO]                     [STREET NO]                     [STREET]

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[CITY]                                                                        [PROVINCE/STATE]

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[POSTAL/ZIP CODE]                                                [COUNTRY]

SIGNED: ________________________________

                                                                                                    (Signature of Shareholder)